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                                                                     Exhibit 5

      [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM APPEARS HERE]


                                    May 17, 1994



Lukens Inc.
50 South First Avenue
Coatesville, Pennsylvania  19320-0911

          Re: Registration Statement on Form S-3 of Lukens Inc. for Registration of $100,000,000 Principal Amount of Debt Securities
               -----------------------------------------------------

Gentlemen:

          We have acted as special counsel to Lukens Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 of the Company (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act") relating to the proposed issuance and sale of an aggregate of up to $100,000,000 initial public offering price of debt securities (the "Debt Securities") or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company, to be issued in one or more series.

          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation and By-Laws of the Company, as amended to date, (ii) the Registration Statement as filed with the Commission on May 17, 1994, (iii) the applicable resolutions of the Board of Directors of
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Lukens Inc.
May 17, 1994
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the Company, (iv) the form of Distribution Agreement to be entered into between the Company and CS First Boston Corporation and J.P. Morgan Securities Inc. (the "Distribution Agreement") in the form filed as an exhibit to the Registration Statement and (v) the Indenture between the Company and Continental Bank, National Association, as successor trustee (the "Trustee"), pursuant to which the Debt Securities will be issued (the "Indenture"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

          Members of this Firm are admitted to the Bars of the States of New York and Delaware and we express no opinion as to the laws of any other jurisdiction. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the
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Lukens Inc.
May 17, 1994
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laws, including the rules and regulations, as in effect on the date hereof.

          Based upon and subject to the foregoing, we are of the opinion that:

          1. The Indenture has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain further remedies, (d) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (e) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

          2. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended
(including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (iv) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to
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violate any applicable law, the Restated Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the Indenture, the Distribution Agreement and the applicable Terms Agreement or any other duly authorized, executed and delivered applicable valid and binding purchase agreement will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain further remedies, (d) requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (e) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

          We note that, as of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency,
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currency unit or composite currency in which a particular Debt Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to the Firm under the heading "Validity of Offered Debt Securities" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                              Very truly yours,

                              /s/ Skadden, Arps, Slate, Meagher & Flom